Exhibit 99.1

Sientra® Reports Second Quarter 2017 Financial Results

Remains on Track for FDA PMA Supplement Approval by End of 2017

Completed Acquisition of Miramar Labs, Inc. and Secured $50 Million Credit Facility

Reached Definitive Settlement with Brazilian Breast Implant Contract Manufacturer

Appoints Keith J. Sullivan to Board of Directors

Santa Barbara, CA – August 9, 2017 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company, today announced its financial results for the second quarter ended June 30, 2017.

Jeffrey M. Nugent, Chairman and Chief Executive Officer of Sientra, said, “The past few months have been a very busy and exciting time for Sientra. In the second quarter, we once again delivered solid revenue results and continued to drive closer to FDA approval of our new manufacturing facility, while also advancing our strategic plan to build Sientra into a diversified global aesthetics company. This included the acquisition of Miramar Labs completed in July, which will be immediately accretive to revenue and provides a robust growth opportunity. We also secured a $50 million credit facility to further bolster our balance sheet and allow for continued investment to drive growth.

“Importantly, we entered into a settlement agreement with our former breast implant contract manufacturer, allowing us to move forward without the distraction of this legal issue. We view the settlement as an attractive conclusion for Sientra with the actual expense and cash outlay being significantly lower when accounting for the savings from ongoing legal costs associated with taking both the litigation and arbitration lawsuits through to trial.

“Looking ahead, I am confident that Sientra remains on track with both near and long term strategic initiatives to become a leader in the aesthetic space, and I am extremely excited to continue to build on our momentum across our newer segments as we move into 2018 and re-launch our breast implants following expected FDA approval of our facility by the end of the year.”

Mr. Nugent added, “We are also excited to announce that Keith Sullivan has joined our Board of Directors. Keith will initially be focused on commercial efforts at Miramar Labs and as a member of our Board we welcome his extensive aesthetic experience across our entire product portfolio.”

Mr. Sullivan most recently was Chief Commercial Officer and President, North America of ZELTIQ Aesthetics, Inc., a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform under the Coolsculpting® brand. Mr. Sullivan led the restructuring of the global commercial organization resulting in a nearly 50% 4-year CAGR leading to an acquisition this year by Allergan. Mr. Sullivan, who has more than 30 years of senior sales leadership experience in the medical device industry, has previously held leadership positions with Medicis Pharmaceuticals, Reliant Technologies, Medtronic, Vision Quest Laser and Coherent Medical. Mr. Sullivan received a Bachelor of Business Administration from the College of William and Mary.

Second Quarter 2017 Financial Review

Total net sales for the second quarter of 2017 were $8.2 million, compared to total net sales of $6.2 million for the same period in 2016. This increase was primarily driven by the Company’s acquisition of the Specialty Surgical Products tissue expander portfolio, completed in the fourth quarter of 2016.

Breast Products accounted for 83% of total net sales for the second quarter of 2017, while bioCorneum®, the Company’s Scar Management Product, accounted for 15% of total net sales.

Gross profit for the second quarter of 2017 was $5.5 million, or 68% of sales, compared to gross profit of $4.5 million, or 72% of sales, for the same period in 2016. The decrease in gross margin was primarily due to an increase in the non-cash inventory purchase accounting adjustment recorded from the Company’s acquisition of the Specialty Surgical Products tissue expander portfolio.

Operating expenses for the second quarter of 2017 were $25.8 million, compared to operating expenses of $14.7 million for the same period in 2016. Operating expenses in the second quarter 2017 were driven higher primarily by the legal settlement with our former breast implant contract manufacturer.

Net loss for the second quarter of 2017 was $20.4 million, compared to $10.2 million for the same period in 2016.

On a non-GAAP basis, the Company reported adjusted EBITDA of $(7.6) million for the second quarter of 2017, compared to $(9.0) million for the second quarter of 2016.

Net cash and cash equivalents as of June 30, 2017 were $55.5 million compared to $58.8 million at the end of the first quarter 2017.

Additional information on the Company’s financial results can be found in Sientra’s Supplemental Financial and Operational Information schedule by visiting the Investor Relations section of Sientra’s website at www.sientra.com.

Conference Call

Sientra will hold a conference call today, Wednesday, August 9, 2017 at 1:30 p.m. PT/4:30 p.m. ET to discuss the results.

The dial-in numbers are (844) 464-3933 for domestic callers and (765) 507-2612 for international callers. The conference ID is 58650481. A live webcast of the conference call will be available on the Investor Relations section of the Company’s website at www.sientra.com.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company committed to making a difference in patients’ lives by enhancing their body image, growing their self-esteem and restoring their confidence. The Company was founded to provide greater choice to board-certified plastic surgeons and patients in need of medical aesthetics products. The Company has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company sells its breast implants and breast tissue expanders exclusively to board-certified and board-admissible plastic surgeons and tailors its customer service offerings to their specific needs. The Company also offers a range of other aesthetic and specialty products including BIOCORNEUM®, the professional choice in scar management, and miraDry, the only FDA cleared device to reduce underarm sweat, odor and permanently reduce hair of all colors.

Forward- looking statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding the timing of FDA approval of the Company’s new manufacturing facility, the expected benefits of the Miramar acquisition; the Company’s ability to become a world class, diversified aesthetics organization, the timing of the re-launch of the Company’s breast implants; and the ability to leverage the expertise of the Company’s new director. Such statements are subject to risks and uncertainties, including the dependence on positive reaction from plastic surgeons and their patients in order to successfully re-enter the market, future profitability depending on the success of the Company’s breast products, and risks associated with contracting with any third-party manufacturer and supplier, including uncertainties that the development and validation of Vesta’s manufacturing facility will be timely completed, that a PMA Supplement or other regulatory requirements will be timely approved by the FDA or other applicable regulatory authorities and that the integration of recently acquired product lines will not achieve the anticipated benefits or will divert attention of management from the operation of the existing business. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s most recently filed Quarterly Report on Form 10-Q and its Annual Report on Form 10-K for the year ended December 31, 2016. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement.

Investor Contacts:

Patrick F. Williams

Sientra, Chief Financial Officer

(619) 675-1047

patrick.williams@sientra.com

Zack Kubow / Brian Johnston

The Ruth Group

(646) 536-7020 / (646) 536-7028

ir@Sientra.com

SIENTRA, INC.

Condensed Balance Sheets

(In thousands, except per share and share amounts)

(Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$55,495	$67,212
Accounts receivable, net of allowances of $4,532 and $4,329 at June 30, 2017 and December 31, 2016, respectively	3,007	3,082
Inventories, net	16,401	18,484
Insurance recovery receivable	97	9,375
Prepaid expenses and other current assets	3,401	1,852

Total current assets	78,401	100,005
Property and equipment, net	3,788	2,986
Goodwill	4,878	4,878
Other intangible assets, net	5,332	6,186
Other assets	1,226	228

Total assets	$93,625	$114,283

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$5,000	$—
Accounts payable	2,256	3,555
Accrued and other current liabilities	10,354	6,507
Legal settlement payable	10,000	10,900
Customer deposits	5,862	6,559

Total current liabilities	33,472	27,521
Warranty reserve and other long-term liabilities	4,315	3,145

Total liabilities	37,787	30,666

Commitments and contingencies (Note 12)
Stockholders’ equity:
Preferred stock, $0.01 par value – Authorized 10,000,000 shares; none issued or outstanding	—	—
Common stock, $0.01 par value — Authorized 200,000,000 shares; issued 19,325,332 and 18,671,409 and outstanding 19,252,605 and 18,598,682 shares at June 30, 2017 and December 31, 2016 respectively	193	186
Additional paid-in capital	303,159	299,133
Treasury stock, at cost (72,727 shares at June 30, 2017 and December 31, 2016)	(260)	(260)
Accumulated deficit	(247,254)	(215,442)

Total stockholders’ equity	55,838	83,617

Total liabilities and stockholders’ equity	$93,625	$114,283

SIENTRA, INC.

Condensed Statements of Operations

(In thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net sales	$8,169	$6,244	15,658	7,715
Cost of goods sold	2,621	1,745	4,942	2,506

Gross profit	5,548	4,499	10,716	5,209

Operating expenses:
Sales and marketing	6,163	6,287	13,119	11,396
Research and development	1,573	3,062	4,766	5,317
General and administrative	8,022	5,357	14,458	10,642
Legal settlement	10,000	—	10,000	—

Total operating expenses	25,758	14,706	42,343	27,355

Loss from operations	(20,210)	(10,207)	(31,627)	(22,146)
Other income (expense), net:
Interest income	37	16	59	31
Interest expense	(185)	(12)	(194)	(13)
Other income (expense), net	(4)	10	4	(2)

Total other income (expense), net	(152)	14	(131)	16

Loss before income taxes	(20,362)	(10,193)	(31,758)	(22,130)
Income taxes	29	—	54	—

Net loss	$(20,391)	$(10,193)	(31,812)	(22,130)

Basic and diluted net loss per share attributable to common stockholders	$(1.07)	$(0.56)	(1.68)	(1.23)

Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	19,132,052	18,075,010	18,953,500	18,062,803

SIENTRA, INC.

Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(31,812)	$(22,130)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,159	425
Provision for doubtful accounts	27	331
Provision for warranties	119	74
Provision for inventory	367	391
Change in fair value of warrants	83	6
Change in fair value of deferred and contingent consideration	449	—
Non-cash interest expense	144	12
Stock-based compensation expense	3,182	1,664
Loss on disposal of property and equipment	12	122
Deferred income taxes	54	—
Changes in assets and liabilities:
Accounts receivable	47	1,514
Prepaid expenses, other current assets and other assets	(2,395)	(574)
Inventories	1,716	1,406
Insurance recovery receivable	9,277	—
Accounts payable	(1,264)	(635)
Accrued and other liabilities	4,648	428
Legal settlement payable	(900)	—
Customer deposits	(697)	(2,530)

Net cash used in operating activities	(15,784)	(19,496)

Cash flows from investing activities:
Purchase of property and equipment	(1,580)	(874)
Business acquisitions	—	(6,759)

Net cash used in investing activities	(1,580)	(7,633)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,096	57
Proceeds from issuance of common stock under ESPP	324	430
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(569)	—
Gross borrowings under the Revolving Line of Credit	5,000	—
Deferred financing costs	(204)	—

Net cash provided by financing activities	5,647	487

Net decrease in cash and cash equivalents	(11,717)	(26,642)
Cash and cash equivalents at:
Beginning of period	67,212	112,801

End of period	$55,495	$86,159

Supplemental disclosure of cash flow information:
Interest paid	$50	$—
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable and accrued liabilities	$461	$—
Acquisition of business, deferred and contingent consideration obligations at fair value	—	550

Sientra, Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(unaudited)

	Three Months Ended,		Six Months Ended
	June 30,		June 30,
Dollars, in thousands	2017	2016	2017	2016
Net Loss, as reported	$(20,391)	$(10,193)	$(31,812)	$(22,130)

Adjustments to net income:
Interest (income) expense and other, net	152	(14)	131	(16)
Provision for income taxes	29	-	54	-
Depreciation and amortization - COGS	219	-	422	-
Depreciation and amortization - S&M	38	25	76	49
Depreciation and amortization - R&D	87	13	156	25
Depreciation and amortization - G&A	461	244	922	351
Legal settlement expense	10,000	-	10,000	-
Stock-based compensation	1,822	925	3,182	1,664

Total Adjustments to net income	12,808	1,193	14,943	2,073

Adjusted EBITDA	$(7,583)	$(9,000)	$(16,869)	$(20,057)

As a percentage of revenue*

Net Loss, as reported	(249.6%)	(163.2%)	(203.2%)	(286.8%)

Adjustments to net income:
Interest (income) expense and other, net	1.9%	(0.2%)	0.8%	(0.2%)
Provision for income taxes	0.4%	0.0%	0.3%	0.0%
Depreciation and amortization - COGS	2.7%	0.0%	2.7%	0.0%
Depreciation and amortization - S&M	0.5%	0.4%	0.5%	0.6%
Depreciation and amortization - R&D	1.1%	0.2%	1.0%	0.3%
Depreciation and amortization - G&A	5.6%	3.9%	5.9%	4.5%
Legal settlement expense	122.4%	0.0%	63.9%	0.0%
Stock-based compensation	22.3%	14.8%	20.3%	21.6%

Total Adjustments to net income	156.8%	19.1%	95.4%	26.9%

Adjusted EBITDA	(92.8%)	(144.1%)	(107.7%)	(260.0%)

*Adjustments may not add to the total figure due to rounding